Two Harbors Investment Corp. Reports Third Quarter 2018 Financial Results
Completed CYS Acquisition and Generated Strong Quarterly Core Earnings

NEW YORK, November 6, 2018 - Two Harbors Investment Corp. (NYSE: TWO), a leading hybrid mortgage real estate investment trust (REIT) that invests in residential mortgage-backed securities (RMBS), mortgage servicing rights (MSR) and other financial assets, today announced its financial results for the quarter ended September 30, 2018.
Summary

•	Completed the acquisition of CYS Investments, Inc. (CYS) on July 31, 2018, increasing the company’s total capital to approximately $4.7 billion.

•	Reported book value of $14.81 per common share, representing a (2.6%) total quarterly return on book value.(1)

•	Incurred a Comprehensive Loss of ($102.8) million, or ($0.46) per weighted average basic common share.

•	Reported Core Earnings, including dollar roll income, of $107.0 million, or $0.48 per weighted average basic common share, representing a return on average common equity of 12.4%.(2)

•	Added $15.7 billion unpaid principal balance (UPB) of MSR through bulk acquisitions and monthly flow-sale arrangements, bringing total holdings to $131.1 billion UPB.

“The third quarter was highlighted by our strong Core Earnings results as well as the closing of the acquisition of CYS Investments,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer.  “This acquisition was a milestone for our company: we grew our market capitalization and equity base, increased the liquidity of our stock and expect our expense ratio to decrease.  We believe that our enhanced scale supports growth in our target assets, including MSR and non-Agencies, and expect that these assets will deliver better long-term returns, with less volatility, compared to an Agency-only strategy.”

(1)
Return on book value for the quarter ended September 30, 2018 is defined as the decrease in book value per common share from June 30, 2018 to September 30, 2018 of $0.88, plus dividends declared amounting to $0.47 per common share, divided by June 30, 2018 book value of $15.69 per common share.

(2)
Core Earnings and Core Earnings, including dollar roll income, are non-GAAP measures. Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

On July 31, 2018, the company completed its previously announced acquisition of CYS, which was accounted for as an asset acquisition in accordance with U.S. generally accepted accounting principles (GAAP). The financial results of CYS since the closing date of the acquisition have been included in the company’s consolidated financial statements.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the third quarter of 2018:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Loss	$(102,801)	$(0.46)	(11.9)%	$(35,660)	$(0.19)	(1.6)%
GAAP Net Income	$16,995	$0.08	2.0%	$463,800	$2.42	20.5%
Core Earnings, including dollar roll income(1)	$107,021	$0.48	12.4%	$284,711	$1.48	12.6%

Operating Metrics
Dividend per common share(2)	$0.47
Dividend per Series A preferred share	$0.50781
Dividend per Series B preferred share	$0.47656
Dividend per Series C preferred share	$0.45313
Dividend per Series D preferred share	$0.484375
Dividend per Series E preferred share	$0.46875
Book value per common share at period end	$14.81
Other operating expenses, excluding non-cash LTIP amortization as a percentage of average equity(3)	1.3%
________________

(1)	Please see page 13 for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.

(2)	Includes cash dividends of $0.15837 and $0.31163, totaling $0.47 per common share, declared during the quarter ended September 30, 2018.

(3)	Excludes non-cash equity compensation expense of $3.2 million.

Earnings Summary
Two Harbors incurred a Comprehensive Loss of ($102.8) million, or ($0.46) per weighted average basic common share, for the quarter ended September 30, 2018, as compared to Comprehensive Income of $90.8 million, or $0.52 per weighted average basic common share, for the quarter ended June 30, 2018. The company records unrealized fair value gains and losses on the majority of RMBS, classified as available-for-sale, in Other Comprehensive (Loss) Income. On a Comprehensive (Loss) Income basis, the company recognized an annualized return on average common equity of (11.9%) and 13.1% for the quarters ended September 30, 2018 and June 30, 2018, respectively.

The company reported GAAP Net Income of $17.0 million, or $0.08 per weighted average basic common share, for the quarter ended September 30, 2018, as compared to GAAP Net Income of $125.7 million, or $0.72 per weighted average basic common share, for the quarter ended June 30, 2018. On a GAAP Net Income basis, the company recognized an annualized return on average common equity of 2.0% and 18.1% for the quarters ended September 30, 2018 and June 30, 2018, respectively.

For the third quarter of 2018, the company recognized non-Core Earnings of:

•	net realized losses on RMBS, equity securities and mortgage loans held-for-sale of $40.8 million;

•	net unrealized losses on certain RMBS, equity securities and mortgage loans held-for-sale of $2.0 million;

•	other-than-temporary impairment loss of $0.1 million;

•	net losses of $39.9 million related to swap, cap and swaption terminations and expirations;

•	net unrealized gains of $99.5 million associated with interest rate swaps, caps and swaptions economically hedging interest rate exposure (or duration);

•	net realized and unrealized losses on other derivative instruments of $28.7 million;

•	net realized and unrealized gains on MSR of $73.1 million(1);

•	servicing reserve expense of $0.2 million;

•	non-cash equity compensation expense of $3.2 million;

•	management fee reduction associated with the CYS acquisition of $17.5 million;

•	transaction expenses and purchase premium associated with the CYS acquisition of $86.7 million;

•	restructuring charges of $8.2 million; and

•	net provision for income taxes on non-Core Earnings of $37.5 million.

The company reported Core Earnings, including dollar roll income, for the quarter ended September 30, 2018 of $107.0 million, or $0.48 per weighted average basic common share outstanding. The company reported Core Earnings, including dollar roll income, for the quarter ended June 30, 2018 of $93.9 million or $0.53 per weighted average basic common share outstanding. On a Core Earnings basis, including dollar roll income, the company recognized an annualized return on average common equity of 12.4% for the quarter ended September 30, 2018, compared to 13.5% for the quarter ended June 30, 2018.

Other Key Metrics
Two Harbors declared cash dividends of $0.15837 and $0.31163, totaling $0.47 per common share, for the quarter ended September 30, 2018. An interim dividend of $0.15837 per common share was declared in July 2018 pursuant to the terms of the merger agreement with CYS and represented a partial payment of the company’s regular third quarter common stock dividend. The remaining $0.31163 portion of the third quarter common stock dividend was declared in ordinary course in September 2018. The annualized dividend yield on the company’s common stock for the quarter, based on the September 30, 2018 closing price of $14.93, was 12.6%.

Two Harbors declared quarterly dividends of $0.50781 per share on its 8.125% Series A fixed-to-floating rate cumulative redeemable preferred stock, $0.47656 per share on its 7.625% Series B fixed-to-floating rate cumulative redeemable preferred stock, $0.45313 per share of the 7.25% Series C fixed-to-floating rate cumulative redeemable preferred stock, $0.484375 per share of the 7.75% Series D cumulative redeemable preferred stock and $0.46875 per share of the 7.50% Series E cumulative redeemable preferred stock. The Series A, Series B and Series C preferred dividends were paid on October 29, 2018 to the applicable preferred stockholders of record at the close of business on October 12, 2018. The Series D and Series E preferred dividends were paid on October 15, 2018 to the applicable preferred stockholders of record at the close of business on October 1, 2018.

The company’s book value per common share, after taking into account the third quarter 2018 common and preferred stock dividends, was $14.81 as of September 30, 2018, compared to $15.69 as of June 30, 2018, which represented a total return on book value for the quarter of (2.6%).(2)

(1)	Excludes estimated amortization of $52.5 million included in Core Earnings, including dollar roll income.

(2)
Return on book value for the quarter ended September 30, 2018 is defined as the decrease in book value per common share from June 30, 2018 to September 30, 2018 of $0.88, plus the dividends declared amounting to $0.47 per common share, divided by June 30, 2018 book value of $15.69 per common share.

Other operating expenses, excluding non-cash LTIP amortization, for the quarter ended September 30, 2018 were approximately $13.8 million. The company’s annualized expense ratio was 1.3% of average equity, compared to other operating expenses, excluding non-cash LTIP amortization, of $12.0 million, or 1.4% of average equity, for the quarter ended June 30, 2018. These exclude non-cash equity compensation expense of $3.2 million and $3.5 million, respectively.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives) and MSR. As of September 30, 2018, the total value of the company’s portfolio was $27.7 billion.

The company’s portfolio includes rates and credit strategies. The rates strategy consisted of $23.9 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of September 30, 2018. Additionally, the company held $9.3 billion notional of net long to-be-announced securities (“TBAs”) as part of the Rates strategy. The credit strategy consisted of $3.8 billion of non-Agency securities, as well as their associated notional hedges as of September 30, 2018.

For the quarter ended September 30, 2018, the annualized yield on the company’s average aggregate portfolio was 3.76% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread on interest rate swaps and caps, was 2.28%. This resulted in a net interest rate spread of 1.48%.

RMBS and Agency Derivatives
For the quarter ended September 30, 2018, the annualized yield on average RMBS and Agency Derivatives was 3.6%, consisting of an annualized yield of 3.1% in Agency RMBS and Agency Derivatives and 7.4% in non-Agency securities.

The company experienced a three-month average constant prepayment rate (CPR) of 8.1% for Agency RMBS and Agency Derivatives held as of September 30, 2018, compared to 9.2% as of June 30, 2018. The weighted average cost basis of the principal and interest Agency portfolio was 105.2% of par and 106.7% of par as of September 30, 2018 and June 30, 2018, respectively. The net premium amortization was $48.5 million and $45.3 million for the quarters ended September 30, 2018 and June 30, 2018, respectively.

The company experienced a three-month average CPR of 6.6% for legacy non-Agency securities held as of September 30, 2018, compared to 6.9% as of June 30, 2018. The weighted average cost basis of the legacy non-Agency securities was 61.7% of par as of September 30, 2018, compared to 61.2% of par as of June 30, 2018. The discount accretion was $19.9 million for the quarter ended September 30, 2018, compared to $22.5 million for the quarter ended June 30, 2018. The total net discount remaining was $1.8 billion as of September 30, 2018, compared to $1.5 billion as of June 30, 2018, with $1.2 billion designated as credit reserve as of September 30, 2018.

As of September 30, 2018, fixed-rate investments composed 86.4% and adjustable-rate investments composed 13.6% of the company’s RMBS and Agency Derivatives portfolio.

Mortgage Servicing Rights
As of September 30, 2018, the company held MSR on mortgage loans with UPB totaling $131.1 billion.(1) The MSR had a fair market value of $1.7 billion, as of September 30, 2018, and the company recognized fair value gains of $20.6 million during the quarter ended September 30, 2018.

(1)	Excludes residential mortgage loans in securitization trusts for which the company is the named servicing administrator.

The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR. The company recognized $89.6 million of servicing income, $16.3 million(1) of servicing expenses and $0.1 million in servicing reserve expense during the quarter ended September 30, 2018.

Other Investments and Risk Management Derivatives
As previously described, the company held $9.3 billion notional of net long TBAs as of September 30, 2018, compared to $3.0 billion notional of net long TBAs as of June 30, 2018, which are accounted for as derivative instruments in accordance with GAAP.

As of September 30, 2018, the company was a party to interest rate swaps, caps and swaptions with a notional amount of $33.2 billion. Of this amount, $33.0 billion notional in swaps and caps were utilized to economically hedge interest rate exposure (or duration), and $0.2 billion net notional in swaptions were utilized as macroeconomic hedges.

The following tables summarize the company’s investment portfolio, excluding the net TBA positions, as of September 30, 2018 and June 30, 2018:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of September 30, 2018		As of June 30, 2018
	(unaudited)		(unaudited)
Rates Strategy
Agency
Fixed Rate	$22,099,352	79.8%	$15,768,380	75.6%
Hybrid ARMs	19,594	0.1%	20,611	0.1%
Total Agency	22,118,946	79.9%	15,788,991	75.7%
Agency Derivatives	67,040	0.2%	73,650	0.4%
Mortgage servicing rights	1,664,024	6.0%	1,450,261	7.0%
Residential mortgage loans held-for-sale	18,182	0.1%	19,490	0.1%
Credit Strategy
Non-Agency
Senior	2,771,651	10.0%	2,448,062	11.7%
Mezzanine	976,150	3.5%	981,326	4.7%
Other	72,169	0.3%	74,975	0.4%
Total Non-Agency	3,819,970	13.8%	3,504,363	16.8%
Residential mortgage loans held-for-sale	9,355	—%	9,323	—%
Aggregate Portfolio	$27,697,517		$20,846,078

(1)	Excludes residential mortgage loans in securitization trusts for which the company is the named servicing administrator.

Portfolio Metrics		Three Months Ended September 30, 2018		Three Months Ended June 30, 2018
		(unaudited)		(unaudited)
Annualized portfolio yield during the quarter		3.76%		3.91%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights		3.3%		3.3%
Credit Strategy
Non-Agency securities, Legacy(1)		7.6%		7.8%
Non-Agency securities, New issue(1)		5.4%		9.7%
Residential mortgage loans held-for-sale		4.6%		4.5%

Annualized cost of funds on average borrowing balance during the quarter(2)		2.28%		1.98%
Annualized interest rate spread for aggregate portfolio during the quarter		1.48%		1.93%
Debt-to-equity ratio at period-end(3)	5.4	:1.0	5.3	:1.0
Economic debt-to-equity ratio at period-end(4)	7.3	:1.0	6.2	:1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives		As of September 30, 2018		As of June 30, 2018
		(unaudited)		(unaudited)
Weighted average cost basis of principal and interest securities
Agency(5)		$105.15		$106.66
Non-Agency(6)		$61.68		$61.15
Weighted average three month CPR
Agency		8.1%		9.2%
Non-Agency		6.6%		6.9%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		86.4%		83.1%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		13.6%		16.9%
________________

(1)	Legacy non-Agency securities includes non-Agency bonds issued up to and including 2009. New issue non-Agency securities includes bonds issued after 2009.

(2)	Cost of funds includes interest spread income/expense associated with the portfolio's interest rate swaps and caps.

(3)	Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.

(4)	Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity.

(5)	Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

(6)
Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for total legacy non-Agency securities excluding the company's non-Agency interest-only portfolio, would be $58.95 at September 30, 2018 and $58.52 at June 30, 2018.

“We have made excellent progress on redeploying capital from the CYS acquisition,” stated Bill Roth, Two Harbors’ Chief Investment Officer.  “We took advantage of opportunities in both the MSR and non-Agency markets to reallocate a significant amount of capital acquired during the quarter and anticipate that we will continue to redeploy capital to these asset classes in the fourth quarter and into 2019.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes to fund RMBS, Agency Derivatives and MSR divided by total equity, of 5.4:1.0 as of September 30, 2018. The company reported an economic debt-to-equity ratio, defined as total borrowings under repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes to fund RMBS, Agency Derivatives and MSR, plus the implied debt on net TBA positions, divided by total equity, of 7.3:1.0 as of September 30, 2018.

As of September 30, 2018, the company had outstanding $23.6 billion of repurchase agreements funding RMBS and Agency Derivatives with 35 different counterparties. Excluding the effect of the company’s interest rate swaps and caps, the repurchase agreements funding RMBS and Agency Derivatives had a weighted average borrowing rate of 2.44% as of September 30, 2018.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of September 30, 2018, TH Insurance had $865.0 million in outstanding secured advances funding RMBS, with a weighted average borrowing rate of 2.48%.

As of September 30, 2018, the company had outstanding $310.0 million of short and long-term borrowings secured by MSR collateral under revolving credit facilities with a weighted average borrowing rate of 5.36% and remaining maturities of 4.4 years and an additional $60.0 million of available capacity for borrowings. Additionally, the company had outstanding $200.0 million of long-term repurchase agreements for MSR, with a weighted average borrowing rate of 4.37%, with additional available capacity of $200.0 million.

As of September 30, 2018, the company’s aggregate repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes funding RMBS, Agency Derivatives and MSR had a weighted average of 4.6 months to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes outstanding as of September 30, 2018 and June 30, 2018, and the related cost of funds for the three months ended September 30, 2018 and June 30, 2018:

	As of September 30, 2018	As of June 30, 2018
(in thousands)	(unaudited)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$22,419,779	$15,442,916
Mortgage servicing rights	510,000	470,000
Non-Agency securities	2,051,876	2,327,931
Other(1)	283,555	283,268
	$25,265,210	$18,524,115

Cost of Funds Metrics	Three Months Ended September 30, 2018	Three Months Ended June 30, 2018
	(unaudited)	(unaudited)
Annualized cost of funds on average borrowings during the quarter:	2.5%	2.3%
Agency RMBS and Agency Derivatives	2.3%	2.0%
Mortgage servicing rights(2)	5.7%	5.2%
Non-Agency securities	3.6%	3.5%
Other(1)(2)	6.7%	6.6%
________________

(1)	Includes unsecured convertible senior notes.

(2)	Includes amortization of debt issuance costs.

Conference Call
Two Harbors Investment Corp. will host a conference call on November 7, 2018 at 9:00 a.m. EST to discuss third quarter 2018 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), conference code 3396786, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EST on November 7, 2018, through 12:00 a.m. EDT on November 14, 2018. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), conference code 3396786. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our acquisition of CYS and our ability to realize the benefits related thereto; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings, Core Earnings, including dollar roll income, Core Earnings per basic common share and Core Earnings per basic common share, including dollar roll income, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 13 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 575 Lexington Avenue, Suite 2930, New York, NY 10022, telephone (612) 629-2500.

Contact
Margaret Field, Investor Relations, Two Harbors Investment Corp., (212) 364-3663 or
margaret.field@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$25,938,916	$21,220,819
Mortgage servicing rights, at fair value	1,664,024	1,086,717
Residential mortgage loans held-for-sale, at fair value	27,537	30,414
Cash and cash equivalents	422,851	419,159
Restricted cash	888,632	635,836
Accrued interest receivable	85,257	68,309
Due from counterparties	1,217,828	842,303
Derivative assets, at fair value	403,231	309,918
Reverse repurchase agreements	759,375	—
Other assets	122,428	175,838
Total Assets	$31,530,079	$24,789,313
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$23,806,631	$19,451,207
Federal Home Loan Bank advances	865,024	1,215,024
Revolving credit facilities	310,000	20,000
Convertible senior notes	283,555	282,827
Derivative liabilities, at fair value	797,504	31,903
Due to counterparties	556,992	88,898
Dividends payable	96,259	12,552
Accrued interest payable	117,008	87,698
Other liabilities	21,124	27,780
Total Liabilities	26,854,097	21,217,889
Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 40,050,000 and 29,050,000 shares issued and outstanding, respectively ($1,001,250 and $726,250 liquidation preference, respectively)	977,550	702,537
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 248,078,170 and 174,496,587 shares issued and outstanding, respectively	2,481	1,745
Additional paid-in capital	4,806,520	3,672,003
Accumulated other comprehensive (loss) income	(154,729)	334,813
Cumulative earnings	2,886,906	2,386,604
Cumulative distributions to stockholders	(3,842,746)	(3,526,278)
Total Stockholders’ Equity	4,675,982	3,571,424
Total Liabilities and Stockholders’ Equity	$31,530,079	$24,789,313

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$230,607	$163,904	$604,790	$449,141
Residential mortgage loans held-for-investment in securitization trusts	—	29,865	—	92,319
Residential mortgage loans held-for-sale	332	479	988	1,380
Other	5,759	1,841	12,299	7,144
Total interest income	236,698	196,089	618,077	549,984
Interest expense:
Repurchase agreements	138,343	59,694	322,735	135,756
Collateralized borrowings in securitization trusts	—	23,970	—	74,199
Federal Home Loan Bank advances	5,301	10,317	14,655	30,554
Revolving credit facilities	3,973	701	5,776	1,727
Convertible senior notes	4,779	4,745	14,204	13,157
Total interest expense	152,396	99,427	357,370	255,393
Net interest income	84,302	96,662	260,707	294,591
Other-than-temporary impairment losses	(95)	—	(363)	(429)
Other income (loss):
(Loss) gain on investment securities	(42,996)	5,618	(95,549)	(15,485)
Servicing income	89,618	57,387	238,473	148,468
Gain (loss) on servicing asset	20,591	(29,245)	102,251	(90,440)
Gain (loss) on interest rate swap, cap and swaption agreements	75,857	(207)	255,535	(66,990)
Loss on other derivative instruments	(31,463)	(18,924)	(15,735)	(66,328)
Other income	907	8,431	2,695	21,053
Total other income (loss)	112,514	23,060	487,670	(69,722)
Expenses:
Management fees	(5,041)	10,146	18,120	29,801
Servicing expenses	16,433	8,560	42,526	25,154
Other operating expenses	17,033	13,138	47,040	44,373
Acquisition transaction costs	86,703	—	86,703	—
Restructuring charges	8,238	—	8,238	—
Total expenses	123,366	31,844	202,627	99,328
Income from continuing operations before income taxes	73,355	87,878	545,387	125,112
Provision for (benefit from) income taxes	37,409	(5,342)	35,142	(21,100)
Net income from continuing operations	35,946	93,220	510,245	146,212
Income from discontinued operations, net of tax	—	11,518	—	39,169
Net income	35,946	104,738	510,245	185,381
Income from discontinued operations attributable to noncontrolling interest	—	2,674	—	2,714
Net income attributable to Two Harbors Investment Corp.	35,946	102,064	510,245	182,667
Dividends on preferred stock	18,951	8,888	46,445	13,173
Net income attributable to common stockholders	$16,995	$93,176	$463,800	$169,494

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME, continued
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Basic earnings per weighted average common share:
Continuing operations	$0.08	$0.48	$2.42	$0.76
Discontinued operations	—	0.05	—	0.21
Net income	$0.08	$0.53	$2.42	$0.97
Diluted earnings per weighted average common share:
Continuing operations	$0.08	$0.47	$2.28	$0.76
Discontinued operations	—	0.05	—	0.21
Net income	$0.08	$0.52	$2.28	$0.97
Dividends declared per common share	$0.47	$0.52	$1.41	$1.54
Weighted average number of shares of common stock:
Basic	224,399,436	174,488,296	191,846,212	174,415,232
Diluted	224,399,436	188,907,356	209,607,146	174,415,232
Comprehensive (loss) income:
Net income	$35,946	$104,738	$510,245	$185,381
Other comprehensive (loss) income, net of tax:
Unrealized (loss) gain on available-for-sale securities	(119,796)	68,433	(499,460)	223,823
Other comprehensive (loss) income	(119,796)	68,433	(499,460)	223,823
Comprehensive (loss) income	(83,850)	173,171	10,785	409,204
Comprehensive income attributable to noncontrolling interest	—	2,682	—	2,724
Comprehensive (loss) income attributable to Two Harbors Investment Corp.	(83,850)	170,489	10,785	406,480
Dividends on preferred stock	18,951	8,888	46,445	13,173
Comprehensive (loss) income attributable to common stockholders	$(102,801)	$161,601	$(35,660)	$393,307

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Reconciliation of Comprehensive (loss) income to Core Earnings:
Comprehensive (loss) income attributable to common stockholders	$(102,801)	$161,601	$(35,660)	$393,307
Adjustment for other comprehensive loss (income) attributable to common stockholders:
Unrealized loss (gain) on available-for-sale securities attributable to common stockholders	119,796	(68,425)	499,460	(223,813)
Net income attributable to common stockholders	$16,995	$93,176	$463,800	$169,494

Adjustments for non-Core Earnings:
Realized losses on securities and residential mortgage loans held-for-sale	40,758	3,850	99,529	19,357
Unrealized loss (gain) on securities and residential mortgage loans held-for-sale	1,965	(9,823)	(3,517)	(6,021)
Other-than-temporary impairment loss	95	—	363	429
Realized losses (gains) on termination or expiration of swaps, caps and swaptions	39,866	(32,906)	(32,163)	(68,854)
Unrealized (gain) loss on interest rate swaps, caps and swaptions economically hedging interest rate exposure (or duration)	(99,486)	32,724	(189,486)	124,977
Losses on other derivative instruments	28,697	21,728	17,051	76,290
Realized and unrealized gains on financing securitizations	—	(6,850)	—	(14,842)
Realized and unrealized gains on mortgage servicing rights	(73,104)	(10,190)	(243,589)	(7,488)
Change in servicing reserves	141	(485)	252	(3,333)
Non-cash equity compensation expense	3,211	3,488	9,082	11,125
Management fee reduction associated with CYS acquisition	(17,484)	—	(17,484)	—
Transaction expenses and purchase premium associated with CYS acquisition	86,703	—	86,703	—
Restructuring charges	8,238	—	8,238	—
Transaction expenses associated with the contribution of TH Commercial Holdings LLC to Granite Point	—	—	—	2,193
Income from discontinued operations, net of tax	—	(8,842)	—	(8,842)
Two Harbors’ share of Granite Point dividends declared during the three months ended September 30, 2017	—	10,658	—	10,658
Net provision for (benefit from) income taxes on non-Core Earnings	37,504	(7,350)	33,017	(23,479)
Core Earnings attributable to common stockholders(1)(2)	74,099	$89,178	231,796	$281,664
Dollar roll income	32,922		52,915
Core Earnings attributable to common stockholders, including dollar roll income(1)	$107,021		$284,711

Weighted average basic common shares outstanding	224,399,436	174,488,296	191,846,212	174,415,232
Core Earnings attributable to common stockholders per weighted average basic common share outstanding	$0.33	$0.51	$1.21	$1.61
Dollar roll income per weighted average basic common share outstanding	0.15		0.27
Core Earnings, including dollar roll income, attributable to common stockholders per weighted average basic common share outstanding	$0.48		$1.48
_____________

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive (loss) income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock, transaction costs related to the contribution of TH Commercial Holdings LLC to Granite Point and restructuring charges) and transaction costs and purchase premium associated with the acquisition of CYS. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. We believe the presentation of Core Earnings, including dollar roll income, provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.

(2)
For the three months ended September 30, 2017, Core Earnings excludes our controlling interest in Granite Point’s Core Earnings and includes our share of Granite Point’s declared dividend. We believe this presentation is the most accurate reflection of our incoming cash associated with holding shares of Granite Point common stock and assists with the understanding of the forward-looking financial presentation of the company.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017		September 30, 2017
	(unaudited)
Net Interest Income:
Interest income	$236.7	$187.3	$194.0	$195.1		$195.6
Interest expense	152.4	108.4	96.6	94.8		99.0
Net interest income	84.3	78.9	97.4	100.3		96.6
Other income:
Gain on investment securities	—	0.7	0.6	0.7		—
Servicing income, net of amortization(1)	37.1	31.7	28.3	19.8		18.0
Interest spread on interest rate swaps and caps	16.2	13.8	3.8	2.0		(0.4)
(Loss) gain on other derivative instruments	(2.7)	1.7	2.5	2.8		2.8
Other income	0.6	0.5	0.7	1.1		1.2
Total other income	51.2	48.4	35.9	26.4		21.6
Expenses	42.5	35.1	38.1	31.1		28.8
Core Earnings before income taxes	93.0	92.2	95.2	95.6		89.4
Income tax (benefit) expense	(0.1)	1.1	1.1	2.4		2.0
Core Earnings from continuing operations	93.1	91.1	94.1	93.2		87.4
Core Earnings attributable to discontinued operations(2)	—	—	—	—		10.7
Core Earnings	93.1	91.1	94.1	93.2		98.1
Dividends on preferred stock	19.0	13.7	13.7	11.9		8.9
Core Earnings attributable to common stockholders(3)	74.1	77.4	80.4	$81.3		$89.2
Dollar roll income	32.9	16.5	3.4
Core Earnings, including dollar roll income, attributable to common stockholders(3)	$107.0	$93.9	$83.8

Weighted average basic Core EPS	$0.33	$0.44	$0.46	$0.47		$0.51
Weighted average basic Core EPS, including dollar roll income	$0.48	$0.53	$0.48

Core earnings return on average common equity	8.6%	11.1%	11.3%	11.3%	(4)	10.2%
Core earnings return on average common equity, including dollar roll income	12.4%	13.5%	11.8%
________________

(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.

(2)
For the six months ended December 31, 2017, Core Earnings excludes our controlling interest in Granite Point’s Core Earnings and, for the three months ended September 30, 2017, includes our share of Granite Point’s declared dividend. We believe this presentation is the most accurate reflection of our incoming cash associated with holding shares of Granite Point common stock and assists with the understanding of the forward-looking financial presentation of the company.

(3)	Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

(4)	Core Earnings return on average common equity for the quarter ended December 31, 2017 excludes the company’s controlling interest in Granite Point equity.